Exhibit 1.1

FORM OF UNDERWRITING AGREEMENT

14,300,000 Shares

SSA GLOBAL TECHNOLOGIES, INC.

Common Stock, par value $0.01 per share

UNDERWRITING AGREEMENT

[                           ], 2005

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

As representatives of the several

Underwriters named in Schedule A hereto

(the “Representatives”)

c/o J.P. Morgan Securities Inc.

560 Mission Street

San Francisco, CA 94105

Dear Sirs:

1. Introductory.  SSA Global Technologies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell 14,300,000 shares (“Firm Securities”) of its Common Stock (the “Securities”) and also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,145,000 additional shares (“Optional Securities”) of its Securities, as set forth below.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

On December 20, 2002, the Company acquired Infinium Software, Inc. (“Infinium”) pursuant to an Agreement and Plan of Merger, dated as of October 28, 2002, among the Company, Samurai Merger Subsidiary, Inc., and Infinium Software, Inc.  On June 19, 2003, the Company acquired Ironside Technologies Inc. (“Ironside”) pursuant to a Combination Agreement, dated as of June 17, 2003, among the Company, 36338 Yukon Inc., Ironside and Joel Kallett.  On July 18, 2003, the Company acquired Baan (“Baan”) pursuant to a Sale and Purchase Agreement, dated June 2, 2003, among Invensys Holdings Limited, Invensys, Inc., Invensys Twenty-One Limited, GAC Baan Acquisition LLC, Invensys, plc, General Atlantic Partners (Bermuda), L.P. and Cerberus Capital Management II, L.P.  On July 22, 2003, the Company acquired Elevon, Inc. (“Elevon”) pursuant to an Agreement and Plan of Merger, dated as of May 8, 2003, among the Company, Seneca Merger Subsidiary Inc., Seneca Acquisition Subsidiary Inc. and Elevon.  On December 19, 2003, the Company acquired EXE Technologies, Inc. (“EXE”) pursuant to an Agreement and Plan of Merger, dated as of August 15, 2003, among the Company, EXE and Rush Merger Subsidiary, Inc.  On June 4, 2004, the Company acquired the assets of Arzoon, Inc. pursuant to an Asset Purchase Agreement, dated as of June 4, 2004, among the Company, Arzoon, Inc., Arzoon Acquisition, Inc. and Arzoon Asset Acquisition, Inc.  On June 30, 2004, the Company acquired the Marcam division of Invensys Systems, Inc. and certain of its affiliates pursuant to an Asset Purchase Agreement, dated as of June 11, 2004, among the Company, SSA Global Technologies Limited, Baan France SA, Baan Global BV, Baan Holding Central Europe GmbH, Invensys Systems, Inc., Invensys Production Solutions Limited, Invensys Production Solutions S.A., Invensys Production Solutions BV and Baan Process Solutions GmbH.

The Company hereby agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) as follows:

2. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-116156) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and either (A) has been declared effective under the Securities Act of 1933, as amended (the “Act”), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (A) an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement.  If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”.  The Initial Registration Statement and the

Additional Registration Statement are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter referred to as the “Preliminary Prospectus”. The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(d) Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, except where the failure to be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; except as disclosed in the Prospectus, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and except as disclosed in the Prospectus the capital stock or other ownership interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(e) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

(f) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiary and any person that would give rise to a valid claim against the Company, any subsidiary or any Underwriter for a brokerage commission, finder’s fee or other like payment in respect of the issuance of the Offered Securities.

(g) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(h) The Offered Securities have been approved for listing on the Nasdaq Stock Market’s National Market (“Nasdaq”) subject to notice of issuance.

(i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except (A) as may be required under the Act, the rules and regulations of the Commission thereunder and under state securities laws or (B) any consent, approval, authorization, filing, notification or other action that either has been, or prior to the Closing Date will be, obtained or made or which, if not obtained or made, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject or (C) the charter or by-laws or other organizational documents of the Company or any such subsidiary, except in the case of clause (B), where such breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The entities and the jurisdictions in which they were incorporated or formed listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company.

(m) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or other organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except for any such violations or defaults under clause (ii) above that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(o) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries have not received any written notice, or to the knowledge of the Company, any oral notice, of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(p) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(q) The Company and its subsidiaries own, possess, license or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, technology, computer software programs and applications, tangible or intangible proprietary information and material and other intellectual property (collectively, “intellectual property rights”) used in the Company’s business as currently conducted or as proposed to be conducted by the Company, other than intellectual property rights the failure of which to possess or license could not reasonably be expected to have a Material Adverse Effect, and, except as disclosed under “Business – Legal Proceedings” in the Prospectus, have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(r) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(s) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company’s knowledge no such actions, suits or proceedings are threatened or contemplated.

(t) The financial statements (i) of the Company included in the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, (ii) of Infinium included in the Prospectus present fairly in all material respects the financial position of Infinium and its consolidated subsidiaries, (iii) of Ironside included in the Prospectus present fairly in all material respects the financial position of Ironside and its consolidated subsidiaries, (iv) of Baan included in the Prospectus present fairly in all material respects the financial position of Baan and its consolidated subsidiaries, (v) of Elevon included in the Prospectus present fairly in all material respects the financial position of Elevon and its consolidated subsidiaries and (vi) of EXE included in the Prospectus present fairly in all material respects the financial position of EXE and its consolidated subsidiaries, in each case, as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis, subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnotes; and the assumptions used in preparing the pro forma financial statements included in the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(u) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company as required by the Act and the Rules and Regulations.

(v) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed with management’s general and specific authorizations; (B) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorizations; and (D) the reported accountability of the assets of the Company and its subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  All significant deficiencies (as defined in Auditing Standard No. 2 of the Public Company Accounting Oversight Board (United States)) as of the date hereof in the Company’s internal control over financial reporting have been disclosed in the Prospectus.

(w) The material weakness in the design and operation of internal controls as of July 31, 2004 that was identified by the Company and Grant Thornton LLP, as disclosed in the Prospectus and as described in the material weakness letter dated February 4, 2005, from Grant Thornton LLP to the audit committee and management of the Company, has been remediated.

(x) Except as disclosed in the Prospectus, management of the Company has not disclosed to the audit committee or auditors any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(y) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations thereunder.

(z) There has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole since the date of the most recent audited financial statements of the Company included in the Prospectus, and since such date, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock except for the $25.0 million dividend paid to the holders of the Company’s Series A Convertible Preferred Stock on January 28, 2005.

(aa) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act.

3. Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share, that number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to the Representatives drawn to the order of the Company in the case of shares of Firm Securities at the office of Cravath, Swaine & Moore LLP at 10:00 A.M. (New York time), on [•] , 2005, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives requests and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not earlier than two and not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the above office of Cravath, Swaine & Moore LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representatives requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company.  The Company agrees with the several Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such U.S. jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(f) If not otherwise available on EDGAR or a similar system, during a period of three years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

(g) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Securities or any such substantially similar securities (other than (i) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, or (ii) on and after the 91st day after the date hereof, the offer or sale of Securities in connection with the acquisition of a company, asset or business, provided that the aggregate market value of such securities may not exceed 5% of the market capitalization of the Company as of the date hereof and, in the case of each of clauses (i) and (ii), the recipients of such shares of Securities agree to be bound by the restrictions contained in this paragraph), without prior written consent of the Representatives; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives and any co-managers and each stockholder subject to the Lock-Up Period pursuant to the lock-up agreements described in Section 6(g) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”.

(i) The Company will pay all expenses incident to its performance of the obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received letters, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of (i)  Grant Thornton LLP with respect to the Company; (ii) Grant Thornton LLP with respect to Infinium; (iii) Grant Thornton LLP with respect to Ironside; (iv) Ernst & Young Accountants with respect to Baan; (v) Grant Thornton LLP with respect to Elevon, (vi) Deloitte & Touche LLP with respect to Elevon; and (vii) Ernst & Young LLP with respect to EXE, in each case, in form and in substance reasonably satisfactory to the Representatives concerning the financial information with respect to the Company and its subsidiaries set forth in the Prospectus.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii)  if the Effective Time of the Initial Registration Statements

is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) ”Prospectus” shall mean the prospectus included in the Registration Statements.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the reasonable judgment of the Representatives is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or on the Nasdaq or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c) The Underwriters shall have received an opinion, dated the Closing Date, of Schulte, Roth & Zabel LLP, counsel for the Company, substantially in the form set forth in Exhibit A hereto.  The opinion of Schulte Roth & Zabel LLP may be subject to customary exceptions, assumptions and qualifications reasonably acceptable to the Underwriters.

The opinion of Schulte Roth & Zabel LLP described in this Section shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d) The Underwriters shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Registrations Statements, the Prospectus, the incorporation of the Company and other related matters as the Representatives may reasonably require, and the Company shall have made available to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Underwriters shall have received letters, dated the Closing Date, of (i) Grant Thornton LLP with respect to the Company; (ii) Grant Thornton LLP with respect to Infinium; (iii) Grant Thornton LLP with respect to Ironside; (iv) Ernst & Young Accountants with respect to Baan; (v) Grant Thornton LLP with respect to Elevon; (vi) Deloitte & Touche LLP with respect to

Elevon; and (vii) Ernst & Young LLP with respect to EXE, in each case, which meet the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(f) The Underwriters shall have received a certificate, dated the Closing Date, of the Company signed by the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has materially complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, that the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event that could reasonably be expected to have a Material Adverse Effect except as set forth in the Prospectus or as described in such certificate.

(g) On or prior to the date of this Agreement, the Representatives shall have received lock-up agreements, substantially in the form of Exhibit B hereto, from each of the persons listed on Schedule C hereto and the Company shall have delivered stop order instructions to the Company’s transfer agent and registrar against the transfer of Securities subject to the lockup letters described in this Section 6(g).

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. the Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Indemnification and Contribution.  (a)  The Company will indemnify and hold harmless each Underwriter, its members, partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(b) of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Underwriters’ obligations in this section (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

8. Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default that does not result in a termination of this Agreement, the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Prospectus or in any other documents or arrangements.

9. Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of its respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 5 and 7 hereof; but if for any other reason, the Offered Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 5 and 7 hereof.

10. Notices.  All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to the Underwriters, c/o J. P. Morgan Securities Inc., 560 Mission Street, San Francisco, California 94105, Attention:  [           ] and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: (212) 816-7912, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at SSA Global Technologies, Inc., 500 West Madison Avenue, Suite 1600, Chicago, Illinois 60661, Attention: Chief Financial Officer and Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention:  Michael R. Littenberg, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives, successors and the controlling persons and other persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12. Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

13. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The parties hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

SSA GLOBAL TECHNOLOGIES, INC.,

By
Name:
Title:

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date hereof.

J.P. MORGAN SECURITIES INC.,

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.,

By
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE A

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Jefferies & Company, Inc.
Lazard Frères & Co. LLC
Pacific Growth Equities, LLC.
Piper Jaffray & Co.
Total

SCHEDULE B

[List of Subsidiaries, direct or indirect, of Company]

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
SSA Global Technologies Canada Inc.	Canada
Ironside Technologies Europe Ltd.	United Kingdom
Ironside Technologies GmbH	Germany
Ironside Technologies BV	Netherlands
Ironside Technologies SARL	France
System Software Japan Corporation	Delaware, USA
SSA Pacific Rim Corporation	Delaware, USA
SSA Global Technologies (Japan) Limited	Delaware, USA
Infinium Software, Inc.	Massachusetts, USA
Infinium Delaware, Inc.	Delaware, USA
Infinium Corporation	Massachusetts, USA
Infinium Software Europe, Inc.	Massachusetts, USA
Infinium Software Asia/Pacific, Inc.	Massachusetts, USA
Infinium Systems Iberica S.L.	Spain
Metro-Infinium (Thailand) Co., Ltd.	Thailand
Infinium Holdings Limited	United Kingdom
Seneca Holdings, Inc.	Delaware, USA
Seneca Acquisition Subsidiary, Inc.	Delaware, USA
Elevon, Inc. (f/k/a Walker Interactive Systems)	Delaware, USA
Global Business Solutions Holdings, Inc.	Delaware, USA
Global Business Consulting Solutions, Inc.	Delaware, USA
RareVision, Inc.	Delaware, USA
Walker Interactive Products, International Inc.	California, USA
Elevon Services, Ltd.	United Kingdom
Walker Interactive Systems Pty Ltd.	Australia
Walker Interactive Systems (Hong Kong) Ltd.	Hong Kong
Walker Interactive Systems (Singapore) Pte Ltd.	Singapore
Walker Canada Inc.	Canada
Baan USA Inc.	Delaware, USA
Caps Logistics Inc.	Georgia, USA
Caps Logistics FSC (Virgin Islands)	Virgin Islands
Caps Logistics (Mauritius) Ltd.	Mauritius
Aurum Software (India) Private Ltd.	India
Aurum Software UK Ltd	United Kingdom
Arzoon Global Commerce Inc.	Delaware, USA
SSA Caribbean, Inc.	Cayman Islands
Baan UK LTD.	United Kingdom
Baan Global BV	Netherlands
Compact 3000 Ltd.	England
Compact 2000 Limited	United Kingdom
Compact 4000 Limited	United Kingdom
The Coda Group Ltd	United Kingdom
Baan Iceland ehf.	Iceland
Coda BV	Netherlands
Coda (Singapore) Pte Ltd.	Singapore
Coda Software Malaysia Sdn Bhd.	Malaysia

Coda Australia Pty Ltd.	Australia
Baan Ltd.	United Kingdom
CODA Canada Inc.	Canada
Coda International Services Ltd	United Kingdom
Baan Mexico SA de CV	Mexico
Shenyang Neu-Baan Software Ltd.	China
Baan Mexico Servicious SA de C.V.	Mexico
SSA Global Technologies (Israel) Ltd. (f/k/a C-Ark Ltd)	Israel
Baan Development BV	Netherlands
Baan International B.V.	Netherlands
Baan France SA	France
Baan Nederland B.V.	Netherlands
Baan Belgium NV	Belgium
Baan Nordic AB	Sweden
Baan Nordic A/S	Denmark; Norway
Baan Espana y Portugal SA	Portugal; Spain
SSA Global Italia Srl (d/k/a Baan Italia Srl)	Italy
Baan Brasil Sistemas de Informatica Ltda	Brazil
SSA Global Argentina S.A. (f/k/a Baan Argentina Ltda.)	Argentina
Baan Australia Pty Ltd	Australia
Baan (Schweiz) AG	Switzerland
Baan Austria GmbH	Austria
Baan Dimensions B.V.	Netherlands
Invensys Far East Limited (f/k/a Baan Hong Kong Limited)	Hong Kong
Baan Korea Co Ltd.	Korea
Baan Holding Central Europe GmbH	Germany
Matrix Informatie-systemen GmbH	Germany
Coda GmbH	Germany
SSA Global GmbH (f/k/a Baan Deutschland GmbH)	Germany
BIS Strassle Informations-systeme	Germany
Baan Education Asia Pacific Sdn Bhd (Malaysia)	Malaysia
SSA Global Technologies (India) Private Limited
(f/k/a Baan Info Systems India Ltd)	India
SSA Global Japan KK (f/k/a Baan Japan Co Ltd)	Japan
Baan (Malaysia) Sdn Bhd.	Malaysia
Matrix Holding B.V.	Netherlands
Matrix Informatie-systemen B.V.	Netherlands
Matrix Research and Development B.V.	Netherlands
Matrix International B.V.	Netherlands
Matrix Workstations Ltd.	United Kingdom
SSA Netherlands BV	Netherlands
EXE TECHNOLOGIES, INC.	Delaware, USA
EXE Technologies (UK) Ltd.	United Kingdom
EXE Technologies (S.E.A.) Pte. Ltd.	Singapore
EXE Technologies (Malaysia) Sdn. Bhd.	Malaysia
EXE Technologies (China) Limited	China
EXE Technologies - Middle East (FZE)	Dubai
EXE Technologies K.K.	Japan
EXE Technologies Korea Ltd.	Korea
EXE Technologies (Shanghai) Co., Ltd	China
EXE Technologies (European Holdings) B.V.	Netherlands
EXE Technologies (Benelux) B.V.	Netherlands
EXE Technologies (France) S.A.S	France

EXE Technologies (Germany) GmbH	Germany
SSA Global Technologies (Australia) Pty Limited	Australia
SSA Global Technologies (NZ) Limited	New Zealand
SSA Global Technologies (Hong Kong) Limited	Hong Kong
SSA GT Korea Limited	Korea
SSA Global Technologies (Malaysia) Sdn Bhd	Malaysia
SSA Global Technologies (Singapore) Pte Ltd.	Singapore
SSA Global Technologies (Singapore) Pte Ltd., Taiwan Branch	Taiwan
SSA Global Technologies (China) Co., Ltd.	China
SSA Pte. Ltd.	Singapore
SSA Global Technologies Limited	England
SSA Limited	England
SSA Benelux B.V.	The Netherlands
SSA Holland BV	Holland
Solid-csf BV	The Netherlands
Sovata (C.S.F.) B.V.	The Netherlands
SSA Global Technologies, S.A.	France
SSA Global Technologies Spain, SA	Spain
SSA Global Technologies GmbH	Germany
SSA GT Max International Limited	United Kingdom
SSA Global Technologies ApS	Denmark
SSA Global Technologies Do Brasil Ltda.	Brazil
SSA Global Technologies de Mexico S.A.	Mexico
SSA New England	Delaware, USA

SCHEDULE C

[Signatories to Lock-Up Agreement]

Michael Greenough

Graeme Cooksley

Stephen P. Earhart

Kirk Isaacson

John R. Walles

Mark Neporent

Michael M. Green

John W. Barter

William E. Ford

Marc F. McMorris

Marcus C. Hansen

Pieter Korteweg

James N. Chapman

Raymond H. Wechsler

Jeffrey T. Hudkins

R. Garrity

W. Fletcher

S. Isenberg

M. Ambrose

O. Garcia Velasco

M. Rosenberg

H. Sproxton

B. Faricy

J. Handy

P. Prince

C. Eaves

S. Kelly

C. Galarce

General Atlantic Partners, LLC

Ableco, L.L.C.

Cerberus Institutional Partners, L.P.

Cerberus Partners, L.P.

Madeleine L.L.C.

SSA Investor, LLC

SSA Warrant Holdings, LLC

General Atlantic Partners 76, L.P.

General Atlantic Partners 77, L.P.

GAP Coinvestment Partners II, L.P.

GapStar, LLC

GAPCO GmbH & Co. KG

EXHIBIT A

[Schulte Opinion]

EXHIBIT B

[Form of Lock-Up]

SSA Global Technologies, Inc.

Lock-Up Agreement

[DATE]

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

c/o J.P. Morgan Securities Inc.

560 Mission Street

San Francisco, CA 94105

Re:  SSA Global Technologies, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the “Underwriters”), with SSA Global Technologies, Inc., a Delaware corporation (the “Company”), providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).  The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 10 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to the offering contemplated by the Underwriting Agreement, including any over-allotment provided for therein, (iv) to an affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended), provided that such affiliate agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (v) with the prior written consent of the Representatives.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.  The undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv) or (v) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

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The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.  This Lock-up Agreement shall lapse and become null and void on the earlier of (i) the date the Registration Statement shall have been withdrawn from the SEC or (ii) April 30, 2005, provided that the public offering date shall not have occurred on or before such date.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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